Exhibit 10.3

AMENDED AND RESTATED DIRECTOR NOMINATION AGREEMENT

THIS AMENDED AND RESTATED DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of March 23, 2018 (the “Effective Date”) by and among Legacy Reserves GP, LLC, a Delaware limited liability company and the general partner of the Partnership (as defined below) (the “Company”), Legacy Reserves Inc., a Delaware corporation (“New Legacy”), and GSO Capital Partners LP (“GSO”).

RECITALS

WHEREAS, the Lenders (as defined below) have provided term loans to Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), pursuant to that certain Term Loan Credit Agreement, dated October 25, 2016, by and among the Partnership, Cortland Capital Market Services LLC, as administrative agent (“Cortland”), GSO and the other lenders from time to time party thereto (as amended, the “Credit Agreement”);

WHEREAS, in connection with the closing of the transactions contemplated by the Credit Agreement, the Company and GSO entered into that certain Director Nomination Agreement dated as of October 25, 2016 (the “Existing Nominating Agreement”);

WHEREAS, simultaneously and in connection herewith, pursuant to the terms of that certain Agreement and Plan of Merger, by and among the Company, New Legacy, Legacy Reserves Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of New Legacy (“Merger Sub”), and the Partnership, dated as of March 23, 2018 (the “Merger Agreement”), the Partnership is merging with and into Merger Sub, with the Partnership continuing as the surviving entity, and all outstanding equity interests of the Company are being contributed to New Legacy (such transactions, the “Corporate Reorganization”);

WHEREAS, pursuant to the Corporate Reorganization, New Legacy will be the sole member of the Company and the board of directors of the Company will cease to be directors of the Company, with New Legacy controlling the Company and the Partnership;

WHEREAS, upon the consummation of the Corporate Reorganization, the Board of Directors of New Legacy (the “Board”) will be reconstituted in accordance with the terms of the Merger Agreement and the New Legacy Governance Documents (as defined below);

WHEREAS, simultaneously and in connection herewith, the Partnership is entering into an amendment to the Credit Agreement (the “Amendment”), by and among the Partnership, Cortland, GSO and the other lenders from time to time party thereto, which will, among other things, permit the Partnership to consummate the Corporate Reorganization; and

WHEREAS, in connection with, and effective upon, the consummation of the Amendment and the Corporate Reorganization, the Company, New Legacy and GSO wish to set forth certain understandings between such parties with respect to certain corporate governance matters and amend and restate the Existing Nominating Agreement in its entirety as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a specified Person is a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Amendment” has the meaning set forth in the recitals to this Agreement.

“Board” has the meaning set forth in the recitals to this Agreement.

“Business Days” means any day except Saturday, Sunday and any day on which banking institutions in New York, New York generally are closed as a result of federal, state or local holiday.

“Bylaws” means the Bylaws of New Legacy, dated March 22, 2018, which will be amended and restated in connection with the consummation of the Corporate Reorganization, and as further amended or restated from time to time.

“Charter” means the Certificate of Incorporation of New Legacy, dated March 22, 2018, which will be amended and restated in connection with the consummation of the Corporate Reorganization, and as further amended or restated from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of New Legacy.

“Company” has the meaning set forth in the preamble to this Agreement.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.

“Corporate Reorganization” has the meaning set forth in the recitals to this Agreement.

“Cortland” has the meaning set forth in the recitals to this Agreement.

“Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Designated Director” has the meaning set forth in Section 2.1(a) of this Agreement.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Existing Nominating Agreement” has the meaning set forth in the preamble to this Agreement.

“GSO” has the meaning set forth in the preamble to this Agreement.

“Lenders” means GSO and certain of its Affiliates and funds managed, advised or sub-advised by such persons that are lenders under the Credit Agreement.

“Merger Sub” has the meaning set forth in the recitals to this Agreement.

“Necessary Action” means all actions (to the extent such actions are permitted by the New Legacy Governance Documents and applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board or a committee thereof, to the extent such action is consistent with the fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including, to the extent applicable, (i) including each Designated Director in the Board’s slate of nominees to the stockholders of New Legacy for each election of directors, (ii) including each Designated Director in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of New Legacy called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board, (iii) not nominating any candidate for the slate of nominees for each election of directors in opposition to the election of a Designated Director, (iv) causing the adoption of members’ resolutions and amendments to the organizational documents of the Company if necessary, (v) executing any necessary agreements and instruments and (vi) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“New Legacy” has the meaning set forth in the recitals to this Agreement.

“New Legacy Governance Documents” means, collectively, the Bylaws and Charter.

“Nominating, Governance and Conflicts Committee” has the meaning set forth in Section 2.1(a) of this Agreement.

“Partnership” has the meaning set forth in the recitals to this Agreement.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership, dated June 17, 2014, as amended or restated from time to time.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Proceeding” has the meaning set forth in Section 4.7 of this Agreement.

“Qualification Requirement” has the meaning set forth in Section 2.2(a) of this Agreement.

“Selected Courts” has the meaning set forth in Section 4.7 of this Agreement.

Section 1.2 Rules of Construction. Unless the context otherwise requires:

(a) References in the singular or to “him,” “her,” “it,” “itself” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(b) References to Articles and Sections shall refer to articles and sections of this Agreement, unless otherwise specified;

(c) The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;

(d) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted; and

(e) References to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified.

ARTICLE II

GOVERNANCE MATTERS

Section 2.1 Initial Board Designee.

(a) New Legacy and GSO shall take all Necessary Action to cause one of the members of the Board to be an individual designated by GSO to serve on the Board (the “Designated Director”), which shall initially be Dwight Scott, who has previously been approved by the Nominating, Governance and Conflicts Committee of the Board of Directors of the Company. Mr. Scott shall serve as the Designated Director in accordance with the terms of the New Legacy Governance Documents as a Class II director with an initial term that will expire at the 2020 annual meeting of the stockholders of New Legacy and shall be nominated to continue as the Designated Director unless GSO chooses a successor Designated Director in accordance with Section 2.2.

Section 2.2 Subsequent Board Designees.

(a) Following Mr. Scott’s resignation, death or removal (for cause or otherwise) pursuant to the New Legacy Governance Documents or upon written notice to New Legacy at least 120 days prior to the first anniversary of the preceding year’s annual meeting of the stockholders of New Legacy that GSO will choose a successor Designated Director, whichever is earlier, New Legacy and GSO shall take all Necessary Action to cause the successor Designated Director to become a member of the Board; provided, that the Nominating, Governance and Conflicts Committee of the Board (the “Nominating, Governance and Conflicts Committee”) may choose not to nominate a Designated Director if it determines such person is not a suitable candidate for membership on the Board or if the election of such candidate to the Board would result in the Board failing to comply with the New Legacy Governance Documents, New Legacy policies applicable to the Board or any rule or regulation of the Commission or any national securities exchange on which New Legacy’s Common Stock is listed or admitted to trading, and if the Nominating, Governance and Conflicts Committee so chooses not to nominate a Designated Director, then GSO may designate a replacement director nominee until a Designated Director that is a suitable candidate, as determined by the Nominating, Governance and Conflicts Committee, is nominated. The Nominating, Governance and Conflicts Committee shall take all Necessary Action to ensure that GSO is able to designate a member to the Board pursuant to this Section 2.2(a). A nominee shall not be eligible to serve as a Designated Director if such nominee is prohibited from serving as a director pursuant to any applicable law (including, without limitation, the Securities and Exchange Act of 1934, as amended, and the Clayton Antitrust Act of 1914, as amended), the New Legacy Governance Documents, New Legacy policies applicable to the Board or rule or regulation of the Commission or any national securities exchange on which New Legacy’s Common Stock is listed or admitted to trading (the “Qualification Requirement”). For the avoidance of doubt, the number of Designated Directors serving on the Board at any given time shall never exceed one.

(b) Subject to the other provisions of this Section 2.2, any Designated Director elected as a member of the Board shall serve as the Designated Director in accordance with the terms of the New Legacy Governance Documents until the expiration of his or her term of office, and in such case GSO may designate a successor Designated Director in accordance with Section 2.2(a) hereof upon written notice to the Company at least 120 days prior to the first anniversary of the preceding year’s annual meeting of the stockholders of New Legacy.

(c) In the event that the Designated Director fails to satisfy the Qualification Requirement, GSO agrees to promptly upon (and in any event within five Business Days following) receipt of a written request from New Legacy, to cause the Designated Director who at any given time is disqualified from serving on the Board pursuant to this Section 2.2(c), to resign from the Board and any applicable committee thereof effective immediately or to cause such Designated Director to be removed from the Board in accordance with Section 2.2(d).

(d) In the event of the resignation, death or removal (for cause or otherwise) of any Designated Director from the Board pursuant to the terms of the New Legacy Governance Documents, GSO shall have the right for the ensuing 90 days, or such longer period as agreed to by the Board, subject to the other provisions of this Section 2.2, to designate a successor Designated Director to the Board to fill the resulting vacancy on the Board (and any applicable committee thereof), subject to the Qualification Requirement. In the event that GSO fails to designate a director to fill the resulting vacancy on the Board in accordance with the time periods set forth in the preceding sentence, the Board, upon recommendation from the Nominating, Governance and Conflicts Committee, shall have the right to retain the resulting vacancy on the Board or appoint an individual recommended by the Nominating, Governance and Conflicts Committee to fill such vacancy, in each case until GSO designates a successor Designated Director to the Board to fill the resulting vacancy on the Board (and any applicable committee thereof) that satisfies the Qualification Requirement. In the event that such vacancy has been filled by the Board and GSO subsequently designates a successor Designated Director that satisfies the Qualification Requirement, New Legacy shall take Necessary Action to cause the individual previously appointed by the Board to fill the resulting vacancy to resign from the Board, and appoint such successor Designated Director to fill the resulting vacancy on the Board (and any applicable committee thereof).

Section 2.3 Board Materials. New Legacy shall provide the Designated Director with all written materials and other information (including, without limitation, copies of minutes of meetings) given to members of the Board, whether or not in connection with a meeting of the Board.

Section 2.4 Restrictions on Other Agreements. GSO shall not grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to any securities of New Legacy if and to the extent the terms thereof conflict with the provisions of this Agreement. In addition, GSO shall not nominate or propose for election any director other than pursuant to the terms of this Agreement.

Section 2.5 Governance Obligations. GSO shall cause each Designated Director to provide to New Legacy, prior to nomination and appointment and on an on-going basis while serving as a member of the Board, such information and materials, including completed D&O questionnaires, as New Legacy routinely receives from other members of the Board or as is required to be disclosed in proxy statements under applicable law or as is otherwise reasonably requested by New Legacy from time to time from all members of the Board in connection with the governance, legal, regulatory, auditor or national securities exchange requirements of New Legacy.

Section 2.6 Reimbursement of Expenses. New Legacy shall reimburse each Designated Director for all reasonable and documented out-of-pocket expenses incurred in connection with such Designated Director’s participation in the meetings of the Board or any committee of the Board, including all reasonable and documented travel, lodging and meal expenses. Neither GSO nor the Designated Director shall be entitled to any cash or equity compensation.

Section 2.7 D&O Insurance. New Legacy shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Board.

ARTICLE III

EFFECTIVENESS AND TERMINATION

Section 3.1 Effectiveness. Upon the consummation of the Corporate Reorganization, the Existing Nominating Agreement shall be deemed to be amended and restated in its entirety and this Agreement shall be deemed to be effective. However, to the extent the Corporate Reorganization is not consummated, the Existing Nominating Agreement shall remain in full force and effect and the provisions of this Agreement shall be without any force or effect.

Section 3.2 Termination. This Agreement shall terminate upon the earlier to occur of (a) the Maturity Date (as defined in the Credit Agreement) and (b) the date on which there are no loans under the Credit Agreement outstanding and all of the commitments thereunder are terminated; provided, however, that the termination of this Agreement shall not relieve any party hereto with respect to any liability for breach of this Agreement prior to such termination.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. All notices, requests, consents and other communications hereunder to any party shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier or mailed by registered or certified mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been given hereunder when personally delivered, one calendar day after deposit with a nationally recognized overnight courier and five calendar days after deposit in the U.S. mail.

(a) if to New Legacy or the Company, to:

Legacy Reserves Inc.

303 West Wall Street, Suite 1800

Midland, Texas 79701

Fax: (432) 689-5299

Attention:           Bert Ferrara

Email:                 bferrara@legacylp.com

With copy to:

Kirkland & Ellis LLP

609 Main Street,

Houston, Texas 77002

Fax: (713) 835-3601

Attention:           Matthew R. Pacey, P.C.

                            Michael P. Fisherman

Email:                matt.pacey@kirkland.com

                           michael.fisherman@kirkland.com

(b) if to GSO or any Designated Director, to:

GSO Capital Partners LP

345 Park Avenue, 30th Floor

New York, New York 10154

Attention:           Marisa Beeney

Email:                 Marisa.Beeney@gsocap.com

With copy to:

Latham & Watkins LLP

885 3rd Avenue

New York, New York 10022

Attention:           Jonathan Rod

Email:                 jonathan.rod@lw.com

Section 4.2 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

Section 4.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 4.5 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 4.6 Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.7 Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the non-exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to New Legacy, the Company or GSO at their respective addresses referred to in Section 4.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.8 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

LEGACY RESERVES INC.

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer

LEGACY RESERVES GP, LLC

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer

[Signature Page to Amended and Restated Director Nomination Agreement]

GSO CAPITAL PARTNERS LP

/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Amended and Restated Director Nomination Agreement]